Exhibit 10.1

OFFICERS’ DEATH BENEFIT PLAN OF NEWMONT

As Amended and Restated Effective January 1, 2004

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS		1
ARTICLE II

ELIGIBILITY
Section 2.01.	Eligible Classes of Employees and Retirees	2

ARTICLE III

BENEFITS
Section 3.01.	Death Benefits	2
Section 3.02.	Preretirement Death Benefit	2
Section 3.03.	Postretirement Death Benefit	3
Section 3.04.	Source of Death Benefit—In General	3
Section 3.05.	Offset	4
Section 3.06.	Transfer of Insurance Policy	4
Section 3.07.	Source of Death Benefit Following Change of Control	4
Section 3.08.	Exclusions	4

ARTICLE IV
TERMINATION OF BENEFITS		4

ARTICLE V
CONTINUATION OF HEALTH CARE COVERAGE		5

ARTICLE VI
PROTECTION OF MEDICAL PRIVACY		5

ARTICLE VII
COMMITTEES		5

ARTICLE VIII
CLAIMS PROCEDURE		5

ARTICLE IX

MISCELLANEOUS
Section 9.01.	Plan Documentation	5
Section 9.02.	No Funding of Death Benefits	5

ARTICLE X
AMENDMENT AND TERMINATION		6

Officers’ Death Benefit Plan of Newmont

Effective January 1, 2004

i

EXHIBIT A	ORIGINAL GRANDFATHERED GROUP

EXHIBIT B	RETIRED OFFICERS

Officers’ Death Benefit Plan of Newmont

Effective January 1, 2004

ii

OFFICERS’ DEATH BENEFIT PLAN OF NEWMONT

INTRODUCTION

Newmont USA Limited and certain related entities (“Newmont”) previously established the Officers’ Death Benefit Plan of Newmont originally effective September 23, 1985 for the purpose of providing its eligible Salaried Employees and Retirees with death benefits (the “Plan”). Newmont, as the Plan Sponsor, hereby amends and restates the provisions of the Plan, which provides death benefits for Salaried Employees and Retirees, as a Component Plan of the Employee Benefits Plan of Newmont (the “Employee Benefits Plan”) effective January 1, 2004.

The Plan is a welfare benefit plan under ERISA.

This Plan constitutes a Component Plan of the Employee Benefits Plan. This Plan should be read and interpreted in conjunction with the Employee Benefits Plan with both the Plan and the Employee Benefits Plan comprising the Plan document. In the event of an inconsistency between this Plan and the Employee Benefits Plan, the terms of this Plan shall control.

DEFINITIONS

The definitions set forth in the Employee Benefits Plan shall apply for purposes of this Plan. In addition, the following definitions shall apply to the Plan.

“Beneficiary” means the beneficiary designated by the Salaried Employee or Retiree as follows: (i) for amounts payable under a group insurance plan, the beneficiary so designated under the applicable plan or insurance policy, (ii) for amounts payable under a policy purchased by the Employer pursuant to Section 3.04, the beneficiary so designated by the Employer as directed by the Salaried Employee or Retiree and (iii) for amounts payable from the Employer’s general assets (including any associated trust), the Salaried Employee’s or Retiree’s estate.

“Normal Retirement Date” means the date the Salaried Employee attains age 62.

“Salary” means the annualized base rate of pay of the Salaried Employee immediately prior to the Salaried Employee’s death, or the annualized base rate of pay of the Salaried Employee immediately prior to the date of the Salaried Employee’s retirement from the Employer, as applicable. In the case of an eligible Retiree who enters into an arrangement with the Employer approved in writing by the Vice President of Human Resources of Newmont Mining or his delegate providing for reduced compensation in order to provide for a transition upon retirement, the eligible Retiree’s “Salary” shall be the annualized base rate of pay immediately prior to entering into such arrangement with the Employer.

Officers’ Death Benefit Plan of Newmont

Effective January 1, 2004

ELIGIBILITY

Section .01. Eligible Classes of Employees and Retirees. The death benefits provided under this Plan will be paid pursuant to Article III if the Salaried Employee or Retiree satisfies the following requirements of this Section.

(a) Current Salaried Employees. A current Salaried Employee of the Employer is eligible for the Plan if:

(i) the Salaried Employee is a corporate officer of Newmont Mining Corporation and is classified as an executive grade; or

(ii) the Salaried Employee is designated by the Vice President of Human Resources of Newmont Mining or his delegate as eligible for the Plan.

(b) Retired Salaried Employees on and After January 1, 2004. A retired Salaried Employee of the Employer who retires on or after January 1, 2004 is eligible for the Plan if:

(i) the Retiree was an eligible Salaried Employee under 2.01(a) at the time of his retirement;

(ii) the Retiree attained age 55 as of the date of his or her retirement;

(iii) the Retiree was eligible for a benefit under the Pension Plan of Newmont immediately following his or her retirement; and

(iv) the Retiree satisfied the Rule of 75 at the time of retirement.

In addition, individuals not otherwise within eligible categories are eligible upon written authorization of the Board or its delegate.

BENEFITS

Section .01. Death Benefits. The Employer shall provide, or cause to be provided, a lump-sum cash payment and/or insurance proceeds as set forth in this Article, to the Salaried Employee’s or Retiree’s Beneficiary or Beneficiaries. Payment shall be made as soon as administratively possible following the date the Administration Committee or its delegate receives notice of the Salaried Employee’s or Retiree’s death.

Section .02. Preretirement Death Benefit. A Participant who is an active eligible Salaried Employee at the time of death shall be entitled to a death benefit equal to three times the Salaried Employee’s Salary on the date of death, with such resulting product rounded upward to the nearest even $1,000.

Officers’ Death Benefit Plan of Newmont

Effective January 1, 2004

Section .03. Postretirement Death Benefit.

(a) Original Grandfathered Group. If a Participant is a member of the Original Grandfathered Group as set forth on Exhibit A the death benefit payable upon his death shall be the amount set forth on Exhibit A

(b) Eligible Retirees Prior to January 1, 2004. Attached as Exhibit C is a list of the eligible Retirees as of January 1, 2004 who were not members of the Original Grandfathered Group. The death benefit payable for such individuals shall be the amount set forth on Exhibit B

(c) Eligible Retirees on and After January 1, 2004. If a Participant is an eligible Retiree on or after January 1, 2004 and has attained age 62, the death benefit payable upon his death shall be an amount equal to the Retiree’s Salary at the time of his retirement, rounded upward to the nearest $1,000.

(d) Early Retirement Reduction. Notwithstanding the foregoing, if the Salaried Employee retires before his Normal Retirement Date (determined as of the date of his retirement), the retired Salaried Employee’s death benefit shall be reduced in accordance with the following schedule:

Age at Retirement	Percent of Salary Provided as Death Benefit
55	30
56	40
57	50
58	60
59	70
60	80
61	90

Section .04. Source of Death Benefit—In General. The Employer may, in its sole discretion, acquire individual life insurance policies on the lives of one or more of the eligible Salaried Employees or Retirees. If the Employer does not obtain such insurance, such eligible Salaried Employees or Retirees shall be entitled to receive the benefits described herein. Such payment shall be made by the Employer and through any Employer-sponsored group life plan. If insurance exists on the life of a Salaried Employee or Retiree, the death benefit payable upon his death shall be the amount specified in Section 3.02 or 3.03 above, and if the insurance is not sufficient to provide such amount, when added to the amount of any Employer-funded life insurance benefit, the Employer shall pay the difference directly to the estate of the Salaried Employee or Retiree.

If the Employer elects to acquire insurance on the life of an eligible Salaried Employee or Retiree but the eligible Salaried Employee or Retiree declines to participate in the necessary arrangements to obtain such insurance, the eligible Salaried Employee or Retiree will not be entitled to receive any death benefit under this Plan.

Officers’ Death Benefit Plan of Newmont

Effective January 1, 2004

Section .05. Offset. The total Death Benefit otherwise payable by the Employer under this Plan shall be offset by any basic life insurance benefit for the Salaried Employee or Retiree to the extent the benefit is funded or the premium is paid by the Employer. Such amount shall include, but may not be limited to, amounts attributable to Employer-paid premiums under the Group Life and Accidental Death & Dismemberment Plan of Newmont or a replacement plan. The death benefit shall not be offset by the amount of any voluntary benefits payable under an Employer-sponsored group life plan (e.g., benefits paid for by the Salaried Employee).

Section .06. Transfer of Insurance Policy. The Employer may transfer the insurance on the life of a Salaried Employee or Retiree to the Salaried Employee or Retiree at or following his retirement from the Employer. Effective immediately upon such transfer of the policy to the Salaried Employee or Retiree, the Salaried Employee’s or Retiree’s death benefit shall be equal to the amount of insurance proceeds payable under the insurance to the Beneficiary designated by the Salaried Employee or Retiree. Neither the Plan nor the Employer shall have any further liability or obligation with respect to the payment of the benefit and the Salaried Employee’s or Retiree’s Beneficiary shall look solely to such insurance policy for the payment of the death benefit established by this Plan.

Section .07. Source of Death Benefit Following Change of Control. In the event of a Change of Control, the Employer shall transfer to the trustee of the Plan or other trust within a reasonable time following the date of the Change of Control the ownership of any insurance policies held pursuant to this Plan which are owned by the Employer on the date of the Change of Control. If there are one or more Salaried Employees or Retirees in the Plan at the time of a Change of Control who are not covered by a life insurance contract owned by the Employer providing for the payment of amounts payable under the Plan upon the death of such Salaried Employee or Retiree, the Employer shall transfer to such trustee, within a reasonable time following the date of the Change of Control, an amount actuarially determined to be necessary to provide such benefits under the Plan.

Section .08. Exclusions. Notwithstanding anything to the contrary contained herein, and unless otherwise required by applicable law, no benefits shall be paid for the following:

(a) Death caused by attempted suicide or an intentional, self-inflected Injury.

(b) Death that results from the unlawful use of drugs or alcohol.

(c) Death that results from committing a criminal act.

TERMINATION OF BENEFITS

Benefits under the Plan will terminate in accordance with the provisions of Article IV of the Employee Benefits Plan.

Officers’ Death Benefit Plan of Newmont

Effective January 1, 2004

CONTINUATION OF HEALTH CARE COVERAGE

The continuation of coverage rules do not apply to the Plan. No continuation of coverage is permitted under Article V of the Employee Benefits Plan.

PROTECTION OF MEDICAL PRIVACY

The Plan is not subject to HIPAA and the provisions of Article VI of the Employee Benefits Plan do not apply to the Plan.

COMMITTEES

The Plan shall be administered in accordance with and by the Committees described in Article VII of the Employee Benefits Plan.

CLAIMS PROCEDURE

The applicable claims procedures described in Article VIII of the Employee Benefits Plan apply to the Plan. The Plan is subject to the “nonmedical claims” provisions of Article VIII of the Employee Benefits Plan.

With respect to claims for any portion of a death benefit payable pursuant to insurance contracts, such claims shall be processed according to the terms of the applicable insurance policy or contract and must be submitted by the claimant in accordance with the terms of the applicable insurance policy or contract.

MISCELLANEOUS

Section .01. Plan Documentation. The Plan, including its exhibits, and the Employee Benefits Plan shall be read together and, in all cases, shall constitute the “plan document” for purposes of ERISA and other applicable laws. In all cases, the Plan and the Employee Benefits Plan shall be read together and treated as a single plan. In the event the provisions of this Plan are inconsistent with the Employee Benefits Plan, the provisions of this Plan shall control.

Section .02. No Funding of Death Benefits. Any portion of the death benefit payable by the Employer under this Plan, other than from a trust, shall be made by the Employer from its general funds and no Salaried Employee or Retiree shall have any right with respect to any specific assets of the Employer and shall be a general creditor of the Employer with respect to

Officers’ Death Benefit Plan of Newmont

Effective January 1, 2004

any amounts payable hereunder. Any portion of the death benefit payable through or under insurance policies shall be payable in accordance with the terms and conditions of the individual life insurance policy and the Salaried Employee or Retiree shall have no interest in such life insurance policy unless and until the Employer transfers the life insurance policy to the Salaried Employee or Retiree on or following the Salaried Employee’s retirement.

AMENDMENT AND TERMINATION

The Plan may be amended or terminated in accordance with Article X of the Employee Benefits Plan.

Officers’ Death Benefit Plan of Newmont

Effective January 1, 2004

The Plan Sponsor, by its duly authorized officer, has executed the Plan on the date written below.

Dated:	NEWMONT USA LIMITED, Plan Sponsor

	By:	/s/ Britt D. Banks
	Name:	Britt D. Banks
	Title:	Vice President and General Counsel

Officers’ Death Benefit Plan of Newmont

Effective January 1, 2004

EXHIBIT A

ORIGINAL GRANDFATHERED GROUP

Participant	Total Death Benefit
Boyce, Robert	$308,000
Crescenzo, Peter	385,000
Fontaine, Edward	77,000
Harris, Leonard	385,000
Leather, Richard	308,000
Parker, Gordon	277,000
Parry, John	154,000
Phillip, Thomas	347,000
Ridinger, David	385,000
Schmitt, Timothy	385,000
Van Benschoten, Harry	385,000
Yannopoulos, John	385,000

Officers’ Death Benefit Plan of Newmont

Effective January 1, 2004

EXHIBIT B

RETIRED OFFICERS

Name	Total Death Benefit	Comments
Burt, W	$180,000
Cambre, Ronald	800,000
Davenport, John	119,000
Hamer, Eric	234,000
Krol, Len	See comments	SPR 3/31/01-receives 1x pay after 3/31/04
Kurlander, Larry	See comments	Terminated 1/31/02-receives 1 x pay after 1/31/05
McCall, Donald	147,000
Morris, Jack	See comments	SRP 3/31/01-receives 1 x pay after 3/31/04
Mullin, Jim	See comments	Retired 12/31/01-receives 1 x pay as retiree
Paverd, Aubrey	129,000
Rendu, Jean-Michael	See comments	SRP 3/31/01-receives 1 x pay after 3/31/04
Thompson, Jack	275,000
Van Riper, Thomas	130,000
Conte, Steven	$211,300	Terminated 5/31/01-after 5/31/04 coverage ceases
Hansen, Joy	221,490	Terminated 5/31/01-after 5/31/04 coverage ceases

Officers’ Death Benefit Plan of Newmont

Effective January 1, 2004